Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Jennifer H. Demba, CFA
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com

Synovus announces earnings for the fourth quarter 2024
Diluted earnings per share of $1.25 vs. $0.41 in 4Q23
Adjusted diluted earnings per share of $1.25 vs. $0.80 in 4Q23

COLUMBUS, Ga., Jan. 15, 2025 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter and year ended Dec. 31, 2024. "Over the past year, Synovus has successfully implemented our relationship-building strategies, resulting in strong growth across core commercial lending, deposits and key fee-producing businesses. We maintained strict control over operating expenses, saw improvements in loan losses and increased our Common Equity Tier 1 ratio1 to the highest level in over 10 years. This momentum, as well as our financial position and accelerated growth orientation, positions us well for continued success in 2025 and beyond,” said Synovus Chairman, CEO and President Kevin Blair.

2024 Highlights
•Net income available to common shareholders for 2024 was $439.6 million, or $3.03 per diluted share, compared to $507.8 million, or $3.46 per diluted share in 2023. Adjusted EPS was $4.43 per diluted share compared to $4.12 per diluted share in 2023.
•A $6 million FDIC special assessment incurred in 2024 reduced reported and adjusted EPS by $0.03, while a $51 million FDIC special assessment impacted 2023 reported and adjusted EPS by $0.26.
•Pre-provision net revenue was $741.6 million in 2024 compared to $885.2 million in 2023, primarily attributable to lower non-interest revenue from a $257 million securities loss in the second quarter 2024.
•Net interest income was $1.75 billion in 2024, down from $1.82 billion in the prior year, largely due to a decline in loan balances.
•Period-end loans declined $795.5 million, or 2%, in 2024 as line utilization declined, payoffs increased and non-relationship credits were rationalized.
•Period-end deposits increased $356.2 million, or 1%, primarily driven by growth in time deposits, money market, interest-bearing demand deposits and public funds, partially offset by a decline in non-interest-bearing deposits. Brokered deposits declined $1.17 billion, or 19%, in 2024.
•Non-interest revenue was $239.6 million, down 41% from 2023, primarily from a $257 million securities loss in the second quarter 2024. However, adjusted non-interest revenue of $490.4 million grew 6% in 2024, primarily attributable to Treasury Management fees, Capital Markets income and Wealth revenue, as well as revenue from Commercial Sponsorship fees.
•Non-interest expense was $1.25 billion, down 7%, while adjusted non-interest expense declined 3% year over year in 2024 to $1.23 billion, primarily due to a $51 million FDIC special assessment incurred in fourth quarter 2023.
•Credit quality remains healthy. Net charge-offs were 0.31% of average loans compared to 0.35% in 2023. The provision for credit losses declined to $136.7 million in 2024 compared to $189.1 million in the prior year. The allowance for credit losses ended the year at 1.27% compared to 1.24% at the end of 2023.
•The year-end CET1 ratio1 increased 62 basis points year over year to 10.84%.

1 Preliminary

Fourth Quarter 2024 Highlights

•Net income available to common shareholders was $178.8 million, or $1.25 per diluted share, up 6% sequentially, and up sharply from $60.6 million in the fourth quarter 2023.
•Pre-provision net revenue of $271.3 million increased $20.2 million, or 8%, sequentially and was up $135.4 million, or 100%, compared to the fourth quarter 2023.
•Net interest income increased $14.3 million, or 3%, compared to the prior quarter and was up $17.8 million, or 4%, compared to the fourth quarter 2023, primarily attributable to lower funding costs. Net interest margin was 3.28%, which was up from the prior quarter supported by lower funding costs and loan hedge maturities as well as a non-recurring favorable interest adjustment which impacted the NIM by 4 basis points.
•Period-end loans declined $512 million, or 1%, from the third quarter, as loan production, excluding secondary mortgage, was more than offset by lower line utilization, higher loan payoffs and strategic declines in non-relationship syndicated lending and third-party consumer lending.
•Core deposits, which excludes brokered deposits, increased $1.13 billion, or 3%, sequentially. Total deposits ended the quarter at $51.10 billion, an increase of $901.6 million or 2% sequentially, as a result of the focus on deposit production, public funds seasonality and middle market deposit growth. Total deposit costs declined 26 basis points from the third quarter 2024 to 2.46%.
•Non-interest revenue of $125.6 million rose 1% from the third quarter and increased $74.1 million, or 144%, compared to the fourth quarter 2023. Adjusted non-interest revenue of $124.6 million increased $2.7 million, or 2%, sequentially and fell $1.5 million, or 1%, compared to the fourth quarter 2023. Core Banking fees, Wealth revenue and Capital Markets income drove sequential growth in non-interest revenue. Year over year growth in Treasury Management fees, Capital Markets income, and Wealth revenue was outweighed by elevated Commercial Sponsorship fees in the fourth quarter of 2023.
•Non-interest expense of $309.3 million was down $4.4 million, or 1% sequentially. Adjusted non-interest expense increased 2% sequentially to $309.0 million. Compared to the prior year, non-interest expense and adjusted non-interest expense were both down 12% as a result of the $51 million FDIC special assessment in 2023. Headcount declined 2% year over year.
•Credit quality ratios remain healthy. The non-performing loan and asset ratios were both stable at 0.73%; the net charge-off ratio for the quarter was 0.26%, and total past dues were 0.26% of total loans outstanding.
•Provision for credit losses was $32.9 million, up $9.4 million sequentially and down from $45.5 million in the fourth quarter of 2023. The allowance for credit losses ratio (to loans) of 1.27% was up 3 basis points sequentially and compared to the prior year.
•The CET1 ratio1 increased sequentially to 10.84% as strong earnings accretion more than offset approximately $50 million in common share repurchases during the fourth quarter.
1 Preliminary

Fourth Quarter 2024 Summary

	Reported			Adjusted
(dollars in thousands)	4Q24	3Q24	4Q23	4Q24	3Q24	4Q23
Net income available to common shareholders	$178,848	$169,628	$60,645	$178,331	$177,120	$116,901
Diluted earnings per share	1.25	1.18	0.41	1.25	1.23	0.80
Total revenue	580,580	564,720	488,682	581,054	564,051	564,593
Total loans	42,609,028	43,120,674	43,404,490	N/A	N/A	N/A
Total deposits	51,095,359	50,193,740	50,739,185	N/A	N/A	N/A
Return on avg assets (1)	1.25%	1.21%	0.47%	1.25%	1.26%	0.84%
Return on avg common equity(1)	14.75	14.38	5.88	14.71	15.02	11.34
Return on avg tangible common equity(1)	16.72	16.38	7.02	16.67	17.09	13.28
Net interest margin	3.28%	3.22%	3.11%	N/A	N/A	N/A
Efficiency ratio-TE(2)(3)	53.15	55.41	72.03	52.69	52.97	61.97
NCO ratio-QTD	0.26	0.25	0.38	N/A	N/A	N/A
NPA ratio	0.73	0.73	0.66	N/A	N/A	N/A
(1) Annualized
(2) Taxable equivalent
(3) Adjusted tangible efficiency ratio
N/A- not applicable

Balance Sheet

Loans*

(dollars in millions)	4Q24	3Q24	Linked Quarter Change	Linked Quarter % Change	4Q23	Year/Year Change	Year/Year % Change
Commercial & industrial	$22,331.1	$22,664.0	$(332.9)	(1)%	$22,598.5	$(267.4)	(1)%
Commercial real estate	12,014.6	12,177.5	(162.9)	(1)	12,316.8	(302.1)	(2)
Consumer	8,263.3	8,279.2	(15.9)	—	8,489.2	(226.0)	(3)
Total loans	$42,609.0	$43,120.7	$(511.6)	(1)%	$43,404.5	$(795.5)	(2)%
*    Amounts may not total due to rounding

Deposits*

(dollars in millions)	4Q24	3Q24	Linked Quarter Change	Linked Quarter % Change	4Q23	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$10,974.6	$11,129.1	$(154.5)	(1)%	$11,801.2	$(826.6)	(7)%
Interest-bearing DDA	7,199.7	6,821.3	378.4	6	6,541.0	658.7	10
Money market	11,407.4	11,031.5	375.9	3	10,819.7	587.7	5
Savings	971.1	983.2	(12.1)	(1)	1,062.6	(91.5)	(9)
Public funds	7,987.5	7,047.6	939.9	13	7,349.5	638.0	9
Time deposits	7,679.9	8,075.7	(395.8)	(5)	7,122.2	557.7	8
Brokered deposits	4,875.2	5,105.4	(230.2)	(5)	6,043.0	(1,167.8)	(19)
Total deposits	$51,095.4	$50,193.7	$901.6	2%	$50,739.2	$356.2	1%
*    Amounts may not total due to rounding

Income Statement Summary*

(in thousands, except per share data)	4Q24	3Q24	Linked Quarter Change	Linked Quarter % Change	4Q23	Year/Year Change	Year/Year % Change
Net interest income	$454,993	$440,740	$14,253	3%	$437,214	$17,779	4%
Non-interest revenue	125,587	123,980	1,607	1	51,468	74,119	144
Non-interest expense	309,311	313,690	(4,379)	(1)	352,858	(43,547)	(12)
Provision for (reversal of) credit losses	32,867	23,434	9,433	40	45,472	(12,605)	(28)
Income before taxes	$238,402	$227,596	$10,806	5%	$90,352	$148,050	164%
Income tax expense	49,025	46,912	2,113	5	20,779	28,246	136
Net income	189,377	180,684	8,693	5	69,573	119,804	172
Less: Net income (loss) attributable to noncontrolling interest	(1,049)	(871)	(178)	(20)	(768)	(281)	(37)
Net income (loss) attributable to Synovus Financial Corp.	190,426	181,555	8,871	5	70,341	120,085	171
Less: Preferred stock dividends	11,578	11,927	(349)	(3)	9,696	1,882	19
Net income available to common shareholders	$178,848	$169,628	$9,220	5%	$60,645	$118,203	195%
Weighted average common shares outstanding, diluted	142,694	143,979	(1,285)	(1)	146,877	(4,183)	(3)
Diluted earnings per share	$1.25	$1.18	$0.07	6%	$0.41	$0.84	204%
Adjusted diluted earnings per share	$1.25	$1.23	$0.02	2%	$0.80	$0.45	56%
Effective tax rate	20.56%	20.61%			23.00%
*    Amounts may not total due to rounding

Capital Ratios

	4Q24		3Q24	4Q23
Common equity Tier 1 capital (CET1) ratio	10.84%	*	10.64%	10.22%
Tier 1 capital ratio	11.96	*	11.76	11.28
Total risk-based capital ratio	13.80	*	13.60	13.07
Tier 1 leverage ratio	9.55	*	9.55	9.49
Tangible common equity ratio	7.02		7.28	6.84
*    Ratios are preliminary

Fourth Quarter 2024 Earnings Conference Call

Synovus will host an earnings highlights conference call with an accompanying slide presentation at 8:30 a.m. ET on Jan. 16, 2025. The earnings call can be accessed with the listen-only dial-in phone number: 833-470-1428 (code: 865307). Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for at least 12 months and will be available approximately one hour after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $60 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including wealth services, treasury management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. As of December 31, 2024, Synovus has 244 branches in Georgia, Alabama, Florida, South Carolina, and Tennessee. Synovus is a Great Place to Work-Certified Company. Learn more about Synovus at synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our intended strategies, initiatives, and other operational and execution goals; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted non-interest revenue, adjusted non-interest expense; adjusted revenue taxable equivalent (TE); adjusted tangible efficiency ratio; adjusted pre-provision net revenue (PPNR); adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; total non-interest revenue; total non-interest expense; total revenue; efficiency ratio-TE; PPNR; return on average assets; return on average common equity; and the ratio of total Synovus Financial Corp. shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Adjusted non-interest revenue and adjusted revenue (TE) are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustments on non-qualified deferred compensation and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The tangible common equity ratio is used by stakeholders to assess our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)	4Q24	3Q24	4Q23	2024	2023
Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$178,848	$169,628	$60,645	$439,557	$507,755
Valuation adjustment on Globalt earnout	(719)	—	—	(719)	—
(Gain) on sale of GLOBALT	—	—	—	—	(1,929)
Restructuring charges (reversals)	37	1,219	1,231	2,121	17,707
Valuation adjustment to Visa derivative	—	8,700	—	8,700	3,927
(Gain) on early extinguishment of debt	—	—	(4,497)	—	(5,400)
Recovery of NPA	—	—	—	—	(13,126)
Loss on other loans held for sale	—	—	—	—	50,064
Investment securities (gains) losses, net	—	—	77,748	256,660	76,718
Tax effect of adjustments(1)	165	(2,427)	(18,226)	(64,423)	(31,312)
Adjusted net income available to common shareholders	$178,331	$177,120	$116,901	$641,896	$604,404
Weighted average common shares outstanding, diluted	142,694	143,979	146,877	144,998	146,734
Net income per common share, diluted	$1.25	$1.18	$0.41	$3.03	$3.46
Adjusted net income per common share, diluted	1.25	1.23	0.80	4.43	4.12
(1) An assumed marginal tax rate of 24.2% for 4Q24 and 2024 and 24.5% for 3Q24, 4Q23, and 2023 was applied.

(dollars in thousands)	4Q24	3Q24	4Q23	2024	2023
Adjusted non-interest revenue
Total non-interest revenue	$125,587	$123,980	$51,468	$239,604	$404,010
Valuation adjustment on Globalt earnout	(719)	—	—	(719)	—
(Gain) on sale of GLOBALT	—	—	—	—	(1,929)
Recovery of NPA	—	—	—	—	(13,126)
Investment securities (gains) losses, net	—	—	77,748	256,660	76,718
Fair value adjustment on non-qualified deferred compensation	(237)	(2,062)	(3,053)	(5,159)	(4,987)
Adjusted non-interest revenue	$124,631	$121,918	$126,163	$490,386	$460,686

Adjusted non-interest expense
Total non-interest expense	$309,311	$313,690	$352,858	$1,247,543	$1,335,424
Loss on other loans held for sale	—	—	—	—	(50,064)
Restructuring (charges) reversals	(37)	(1,219)	(1,231)	(2,121)	(17,707)
Valuation adjustment to Visa derivative	—	(8,700)	—	(8,700)	(3,927)
Gain (loss) on early extinguishment of debt	—	—	4,497	—	5,400
Fair value adjustment on non-qualified deferred compensation	(237)	(2,062)	(3,053)	(5,159)	(4,987)
Adjusted non-interest expense	$309,037	$301,709	$353,071	$1,231,563	$1,264,139

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	4Q24	3Q24	4Q23
Adjusted revenue (TE) and adjusted tangible efficiency ratio
Adjusted non-interest expense	$309,037	$301,709	$353,071
Amortization of intangibles	(2,888)	(2,907)	(3,168)
Adjusted tangible non-interest expense	$306,149	$298,802	$349,903

Net interest income	$454,993	$440,740	$437,214
Tax equivalent adjustment	1,430	1,393	1,216
Net interest income (TE)	$456,423	$442,133	$438,430

Net interest income	$454,993	$440,740	$437,214
Total non-interest revenue	125,587	123,980	51,468
Total revenue	580,580	564,720	488,682
Tax equivalent adjustment	1,430	1,393	1,216
Total TE revenue	$582,010	$566,113	$489,898
Valuation adjustment on Globalt earnout	(719)	—	—
Investment securities (gains) losses, net	—	—	77,748
Fair value adjustment on non-qualified deferred compensation	(237)	(2,062)	(3,053)
Adjusted revenue (TE)	$581,054	$564,051	$564,593
Efficiency ratio-(TE)	53.15%	55.41%	72.03%
Adjusted tangible efficiency ratio	52.69	52.97	61.97

Adjusted pre-provision net revenue
Net interest income	$454,993	$440,740	$437,214
Total non-interest revenue	125,587	123,980	51,468
Total non-interest expense	(309,311)	(313,690)	(352,858)
Pre-provision net revenue (PPNR)	$271,269	$251,030	$135,824

Adjusted revenue (TE)	$581,054	$564,051	$564,593
Adjusted non-interest expense	(309,037)	(301,709)	(353,071)
Adjusted PPNR	$272,017	$262,342	$211,522

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q24	3Q24	4Q23
Adjusted return on average assets (annualized)
Net income	$189,377	$180,684	$69,573
Restructuring charges (reversals)	37	1,219	1,231
Valuation adjustment on Globalt earnout	(719)	—	—
Valuation adjustment to Visa derivative	—	8,700	—
(Gain) on early extinguishment of debt	—	—	(4,497)
Investment securities (gains) losses, net	—	—	77,748
Tax effect of adjustments(1)	165	(2,427)	(18,226)
Adjusted net income	$188,860	$188,176	$125,829
Net income annualized	$753,391	$718,808	$276,023
Adjusted net income annualized	$751,334	$748,613	$499,213
Total average assets	$60,174,616	$59,183,624	$59,164,065
Return on average assets (annualized)	1.25%	1.21%	0.47%
Adjusted return on average assets (annualized)	1.25	1.26	0.84
(1) An assumed marginal tax rate of 24.2% for 4Q24 and 24.5% for 3Q24 and 4Q23 was applied.

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q24	3Q24	4Q23

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity (annualized)
Net income available to common shareholders	$178,848	$169,628	$60,645
Restructuring charges (reversals)	37	1,219	1,231
Valuation adjustment on Globalt earnout	(719)	—	—
Valuation adjustment to Visa derivative	—	8,700	—
(Gain) on early extinguishment of debt	—	—	(4,497)
Investment securities (gains) losses, net	—	—	77,748
Tax effect of adjustments(1)	165	(2,427)	(18,226)
Adjusted net income available to common shareholders	$178,331	$177,120	$116,901

Adjusted net income available to common shareholders annualized	$709,447	$704,630	$463,792
Amortization of intangibles, tax effected, annualized	8,715	8,735	9,493
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$718,162	$713,365	$473,285

Net income available to common shareholders annualized	$711,504	$674,824	$240,602
Amortization of intangibles, tax effected, annualized	8,715	8,735	9,493
Net income available to common shareholders excluding amortization of intangibles annualized	$720,219	$683,559	$250,095

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,824,003	$4,692,722	$4,090,163
Average goodwill	(480,440)	(480,440)	(479,858)
Average other intangible assets, net	(35,869)	(38,793)	(47,502)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$4,307,694	$4,173,489	$3,562,803
Return on average common equity (annualized)	14.75%	14.38%	5.88%
Adjusted return on average common equity (annualized)	14.71	15.02	11.34
Return on average tangible common equity (annualized)	16.72	16.38	7.02
Adjusted return on average tangible common equity (annualized)	16.67	17.09	13.28
(1) An assumed marginal tax rate of 24.2% for 4Q24 and 24.5% for 3Q24 and 4Q23 was applied.

Reconciliation of Non-GAAP Financial Measures, continued
	December 31,	September 30,	December 31,
(dollars in thousands)	2024	2024	2023
Tangible common equity ratio

Total assets	$60,233,644	$59,589,628	$59,809,534
Goodwill	(480,440)	(480,440)	(480,440)
Other intangible assets, net	(34,318)	(37,207)	(45,928)
Tangible assets	$59,718,886	$59,071,981	$59,283,166

Total Synovus Financial Corp. shareholders' equity	$5,244,557	$5,355,976	$5,119,993
Goodwill	(480,440)	(480,440)	(480,440)
Other intangible assets, net	(34,318)	(37,207)	(45,928)
Preferred stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,192,654	$4,301,184	$4,056,480
Total Synovus Financial Corp. shareholders’ equity to total assets ratio	8.71%	8.99%	8.56%
Tangible common equity ratio	7.02	7.28	6.84